Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the Year Ended September 30, 2009 (the “Report”) by CMSF Corp., the undersigned hereby certifies that:

1.	The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

                                         November 15, 2009

By:	/s/ Stephen Crosson
                Chief Financial Officer and
Chief Executive Officer